Exhibit 23.1

                      Consent of Coopers & Lybrand L.L.P.




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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-11 of our report dated January 22, 1997 on our audits of the financial statements and the financial statement schedules of CNL American Properties Fund, Inc. and Subsidiary. We also consent to the reference to our Firm under the caption "Experts".


/s/Coopers & Lybrand L.L.P.
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Coopers & Lybrand L.L.P.

Orlando, Florida
October 7, 1997